Exhibit 99.1

Annaly Capital Management, Inc. Provides Update to Shareholders

NEW YORK, October 11, 2022 – Annaly Capital Management, Inc. (NYSE: NLY) (“Annaly” or the “Company”) announced today an update on its portfolio and risk position, including preliminary financial information as of September 30, 2022, in light of sustained market volatility.

Below are preliminary updates on the Company’s business and financial performance, demonstrating Annaly’s continued ability to navigate challenging market environments:

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Book value per common share. We estimate that on a preliminary basis our book value per common share at September 30, 2022 was between $19.85 and $20.05 compared to $23.59 per common share at June 30, 2022.

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GAAP leverage and economic leverage. We estimate that on a preliminary basis our GAAP leverage ratio increased to approximately 5.8:1 at September 30, 2022, compared to 5.4:1 at June 30, 2022 and our economic leverage ratio increased to approximately 7.1:1 at September 30, 2022, compared to 6.6:1 at June 30, 2022.[1]

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Liquidity position. We have maintained a strong liquidity position. We estimate that on a preliminary basis we had cash and unencumbered Agency MBS of approximately $4.1 billion and total unencumbered assets of $6.0 billion, as of September 30, 2022.

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Cash dividend. As previously announced on September 8, 2022, we declared the third quarter 2022 common stock cash dividend of $0.88 per common share. This dividend is payable October 31, 2022, to common shareholders of record on September 30, 2022. We estimate that on a preliminary basis we generated earnings available for distribution in excess of our dividend for the third quarter 2022.

Per share amounts at September 30, 2022 are based on 468 million common shares issued and outstanding as of such date. Comparative per share amounts at June 30, 2022 are adjusted to give retroactive effect to the Company’s recently completed 1-for-4 reverse stock split.

As previously announced on October 5, 2022, Annaly will release its financial results for the quarter ended September 30, 2022 after the market close on Wednesday, October 26, 2022. The Company will conduct a conference call and audio webcast to discuss the results on Thursday, October 27, 2022 at 9:00 a.m. Eastern Time. Participants are encouraged to pre-register for the conference call to receive a unique PIN to gain immediate access to the call and bypass the live operator. Pre-registration may be completed by accessing the Pre-Registration link found on the homepage or “Investors” section of the Company’s website at www.annaly.com, or by using the following link: https://dpregister.com/sreg/10171506/f491665b6c.

Pre-registration may be completed at any time, including up to and after the call start time. Participants who would like to join the call but have not pre-registered can do so on the day of the event by dialing the numbers provided below and requesting the “Annaly Earnings Call.”

Call-in Number:   U.S. Toll Free    844 735 3317

  International    412 317 5703

  Webcast    http://www.annaly.com/

[1]

Economic leverage is computed as the sum of recourse debt, cost basis of TBA and CMBX derivatives outstanding, and net forward purchases (sales) of investments divided by total equity. Recourse debt consists of repurchase agreements and other secured financing (excluding certain non-recourse credit facilities). Certain credit facilities (included within other secured financing), debt issued by securitization vehicles, participations issued, and mortgages payable are non-recourse to the Company and are excluded from economic leverage. Economic leverage is a non-GAAP financial measure. Refer to the “Non-GAAP Financial Measures” section for additional information.

About Annaly

Annaly is a leading diversified capital manager with investment strategies across mortgage finance. Annaly’s principal business objective is to generate net income for distribution to its stockholders and optimize its returns through prudent management of its diversified investment strategies. Annaly is internally managed and has elected to be taxed as a real estate investment trust, or REIT, for federal income tax purposes. Additional information on the Company can be found at www.annaly.com.

Forward-Looking Statements

This news release and our public documents to which we refer contain or incorporate by reference certain forward-looking statements which are based on various assumptions (some of which are beyond the Company’s control) and may be identified by reference to a future period or periods or by the use of forward-looking terminology, such as “may,” “will,” “should,” “could,” “estimate,” “project,” “believe,” “expect,” “anticipate,” “continue,” or similar terms or variations on those terms or the negative of those terms. Statements regarding our ability to accurately estimate the financial and other information discussed above may be forward-looking. These forward-looking statements are based on assumptions that management of the Company has made in light of experience in the business in which the Company operates, as well as other factors management believes to be appropriate under the circumstances. Actual events, results and performance of the Company could differ materially from those set forth in forward-looking statements due to a variety of factors, including, but not limited to, risks and uncertainties related to the COVID-19 pandemic, including as related to adverse economic conditions on real estate-related assets and financing conditions (and the Company’s outlook for its business in light of these conditions, which is uncertain); changes in interest rates; changes in the yield curve; changes in prepayment rates; the availability of mortgage-backed securities and other securities for purchase; the availability of financing and, if available, the terms of any financing; changes in the market value of the Company’s assets; changes in business conditions and the general economy; operational risks or risk management failures by the Company or critical third parties, including cybersecurity incidents; the Company’s ability to grow the Company’s residential credit business; credit risks related to the Company’s investments in credit risk transfer securities, residential mortgage-backed securities, and related residential mortgage credit assets; risks related to investments in mortgage servicing rights; the Company’s ability to consummate any contemplated investment opportunities; changes in government regulations or policy affecting the Company’s business; the Company’s ability to maintain its qualification as a REIT for U.S. federal income tax purposes; and the Company’s ability to maintain its exemption from registration under the Investment Company Act. For a discussion of the risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. The Company does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements, except as required by law.

Non-GAAP Financial Measures

This news release includes certain non-GAAP financial measures, including earnings available for distribution. The Company believes the non-GAAP financial measures are useful for management, investors, analysts, and other interested parties in evaluating the Company’s performance but should not be viewed in isolation and are not a substitute for financial measures computed in accordance with U.S. generally accepted accounting principles (“GAAP”). In addition, the Company may calculate its non-GAAP metrics, such as earnings available for distribution, or the premium amortization adjustment, differently than the Company’s peers making comparative analysis difficult.

The following table presents a summary reconciliation of the Company’s preliminary estimate range of its GAAP financial results to its preliminary estimate range of non-GAAP economic leverage ratio for the quarter ended September 30, 2022. Amounts for the quarter ended June 30, 2022 are based on actual results, as previously reported:

	For the Quarters Ended

	September 30, 2022	June 30, 2022

	(dollars in millions)
GAAP debt	$63,155	$59,564
Less:
Non-recourse debt	(8,745)	(8,199)
Plus:
Cost basis of TBA and CMBX derivatives	16,150	19,723
Net forward purchases (sales) of investments	7,215	1,562

Economic debt	$77,775	$72,649

Total equity	$10,910 – 11,005	$11,090
Economic leverage ratio	7.1x – 7.2x	6.6x

The Company’s closing procedures for the three months ended September 30, 2022 are not yet complete and, as a result, the Company’s preliminary estimates of the financial information above reflect its preliminary estimate ranges with respect to such results based on information currently available to management, and may vary from the Company’s actual financial results as of and for the quarter ended September 30, 2022. Further, these estimates are not a comprehensive statement of the Company’s financial results as of and for the quarter ended September 30, 2022. Accordingly, investors should not place undue reliance on this preliminary information. These estimates, which are the responsibility of the Company’s management, were prepared in connection with the preparation of the Company’s financial statements and are based upon a number of assumptions. Additional items that may require adjustments to the preliminary operating results may be identified and could result in material changes to the Company’s estimated preliminary operating results. Estimates of operating results are inherently uncertain and the Company undertakes no obligation to update this information. Factors that could cause actual results of operations to differ from those expressed in forward-looking statements include, without limitation, the risks and uncertainties described under the headings “Special Note Regarding Forward-Looking Statements,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Annual Report on Form 10-K for the year ended December 31, 2021, filed by us with the Securities and Exchange Commission (“SEC”) and described in the other filings we make from time to time with the SEC. Neither Ernst & Young LLP, the Company’s independent registered public accounting firm, nor any other independent accountants, have audited, reviewed, compiled or performed any procedures with respect to this preliminary financial information. Accordingly, Ernst & Young LLP does not express an opinion or provide any form of assurance with respect thereto.

Investor Contact

Annaly Capital Management, Inc.

Investor Relations

1-888-8Annaly

investor@annaly.com

Media Contact

Brunswick Group

Alex Yankus

1-212-333-3810

ANNALY@brunswickgroup.com